Exhibit 99.1

The Container Store Group, Inc. Provides

Business Update Related to Coronavirus

COPPELL, Texas, March 30, 2020 -- The Container Store Group, Inc. (NYSE: TCS) (the “Company”), today provided an update on its response to the evolving COVID-19 pandemic.

Melissa Reiff, Chief Executive Officer, said, “We are making the difficult decisions to adjust our store operations and reduce our workforce in light of the challenges we are facing during this unprecedented time. While these are the most difficult decisions we have made in our Company’s history, we have a responsibility to protect the safety of our people, while also preserving our long-term ability to offer jobs and benefits to our employees and product and services for our customers.”

Ms. Reiff continued, “Our sales performance was tracking to our plans until mid-March; however, we have since seen a significant traffic decline in stores which has been partially offset by a surge in our Online demand.  I want to thank all of our teams for executing on behalf of each other and our customers in this challenging environment, and adhering to the strict health and safety protocols we have instituted across our stores, distribution centers and home office. The aggressive actions we are taking in order to tightly manage our costs, working capital and capital expenditures are intended to preserve our financial health while we simultaneously work to ensure we are ready to ramp our operations back up as soon as conditions allow.”

Store Operations

The Company has temporarily reduced store hours for all of its stores that remain open. The Company is operating during the following times, with further reductions in some locations: Monday – Saturday: 10am to 6pm; Sunday 11am to 6pm. Prior to today’s announcement, the Company temporarily closed approximately 40 select stores based on guidance from government officials and health authorities, as well as other location-based factors.

All store employees impacted by the temporary closures are receiving two-weeks’ pay and benefits. Additionally, strict health and safety protocols to safeguard both employees and customers are being followed in the stores that are currently open, including reduced hours, intensive and frequent cleaning procedures, limitations on the number of customers shopping in each store at any given time and having store personnel work only if they are comfortable doing so. The Company will continue to monitor the situation and follow guidance from the Center for Disease Control and Prevention and local, state, and federal health officials and intends to reassess or adjust its policies accordingly as the situation continues to unfold. The Company expects to continue to serve customers through its e-commerce website www.containerstore.com, as many consumers appear to be using more time at home as an opportunity to get organized.

Increasing Financial Flexibility

As a result of the temporary store closures, the Company will require a smaller workforce to execute on the critical activities of the business during this time. Therefore, it will be furloughing a portion of corporate employees starting March 30, 2020. Impacted corporate employees will continue to receive enrolled benefits through the end of April 2020.

In connection with the employee furloughs, the Company is also reducing the base salaries of its executive officers. Effective March 30, 2020 the base salaries of Melissa Reiff, Chairwoman and Chief Executive Officer, and the Company’s other executive officers, will be reduced 45% and 33%, respectively.  Ms. Reiff and Jodi Taylor, Chief Financial Officer

and Chief Administrative Officer, have also amended their employment contracts to temporarily defer the payment of any annual cash bonus for the fiscal year ended March 28, 2020, if any. In addition, the base salaries of all other members of the Company’s senior management team, as well as other certain salaried employees, were temporarily reduced by varying amounts. The Company’s senior management team’s performance-based cash bonuses have also been temporarily deferred. All furloughs and reductions of pay will remain in effect for a period to be determined and will be periodically reassessed as the situation regarding COVID-19 develops. The non-employee members of the Company’s Board of Directors have also agreed to waive their quarterly retainer fees scheduled to be paid on April 1, 2020.

Additionally, in March 2020, in light of the uncertain environment resulting from the COVID-19 pandemic, the Company drew down $50 million under its Revolving Credit Facility in an abundance of caution and as a proactive measure. As a result of the drawdown the Company has an outstanding balance of $78 million under the Revolving Credit Facility.

Fiscal 2019 Outlook

Due to this rapidly evolving situation, the Company is withdrawing its financial guidance for the fiscal year ended March 28, 2020 (“fiscal 2019”) previously issued on February 4, 2020 and, as such, investors should no longer rely on that information. The Company is not providing preliminary results for fiscal 2019 at this time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s plans in response to the outbreak of COVID-19.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the outbreak of COVID-19 and the associated impact on our business, results of operations and financial condition; our optimization plan may not result in improved sales and profitability; our inability to open or relocate new stores, or remodel existing stores, in the timeframe and at the locations we anticipate; overall decline in the health of the economy, consumer spending, and the housing market; our inability to manage costs and risks relating to new store openings; our inability to source and market new products to meet consumer preferences; our failure to achieve or maintain profitability; risks relating to the opening of a second distribution center; effects of a security breach or cyber-attack of our website or information technology systems, including relating to our use of third-party web service providers; our vulnerability to natural disasters and other unexpected events, including health epidemics or pandemics such as COVID-19; our reliance upon independent third party transportation providers; our inability to protect our brand; our failure to successfully anticipate consumer preferences and demand; our inability to manage our growth; inability to locate available retail store sites on terms acceptable to us; our inability to maintain sufficient levels of cash flow to meet growth expectations; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; fluctuations in currency exchange rates; our inability to effectively grow and manage our online sales; competition from other stores and internet-based competition; our inability to obtain merchandise on a timely basis at competitive prices as a result of changes in vendor relationships; vendors may sell similar or identical products to our competitors; our reliance on key executive management, and the transition in our executive leadership; our inability to find, train and retain key personnel; labor relations difficulties; increases in health care costs and labor costs; our dependence on foreign imports for our merchandise; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws; our indebtedness may restrict our current and future operations, and we may not be able to refinance our debt on favorable terms, or at all; effects of tax reform; and uncertainty with respect to tax and trade policies, tariffs and government regulations affecting trade between the United States and other countries.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10‑K filed with the Securities and Exchange Commission, or SEC, on May 30, 2019, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About The Container Store

The Container Store Group, Inc. (NYSE: TCS) is the nation’s leading retailer of storage and organization products and solutions – a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 10,000 products designed to help customers accomplish projects, maximize their space and make the most of their home. The Container Store also offers a full suite of custom closets designed to accommodate all sizes, styles and budgets.

Visit www.containerstore.com for more information about store locations, the product collection and services offered. Visit www.containerstore.com/blog for inspiration, tips and real solutions to everyday organization challenges, and www.whatwestandfor.com to learn more about the Company’s unique culture.

Investors:

ICR, Inc.

Farah Soi/Caitlin Churchill

203-682-8200

Farah.Soi@icrinc.com

Caitlin.Churchill@icrinc.com

or

Media:

The Container Store Group, Inc.

Felipa Avila, 972-538-6674

publicrelations@containerstore.com